As filed with the Securities and Exchange Commission on April 29, 2022

Registration Statement No. 333-262314

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	73-0679879 (I.R.S. Employer Identification Number)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(918) 742-5531
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cara M. Hair

Senior Vice President, Corporate Services and Chief Legal and Compliance Officer

Helmerich & Payne, Inc.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(918) 742-5531

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillary H. Holmes
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “larger accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

Helmerich & Payne, Inc. is filing this Amendment No. 1 to its registration statement on Form S-4 (File No. 333-262314) (the “Registration Statement”) as an exhibit-only filing to file an updated auditor consent. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Helmerich & Payne, Inc. (“the Company”) is a Delaware corporation. Section 145 of the Delaware General Corporation Law (“DGCL”) provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The Fourteenth Article of the Company’s Amended and Restated Certificate of Incorporation (“the Company’s Charter”) provides for the indemnification by the Company of any director, officer or employee of the Company or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with the Company or any of its subsidiaries. The Company’s Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the DGCL, (ii) permits the Company’s indemnification of its officers and directors as provided by Section 145 of the DGCL; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits the Company as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of the Company. The Company presently maintains in effect a liability insurance policy covering officers and directors. In addition, the directors and officers of the Company have entered into specific agreements which provide for indemnification of such persons by the Company under certain circumstances.

II-1

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on March 14, 2012, SEC File No. 001-04221).
3.2	Amended and Restated By-laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 2, 2021, SEC File No. 001-04221).
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, SEC File No. 001-04221).
4.2	Indenture, dated March 19, 2015, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on March 19, 2015, SEC File No. 001-04221).
4.3	Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 20, 2018, SEC File No. 001-04221).
4.4	First Supplemental Indenture, dated December 20, 2018, to the Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (including the forms of 4.65% Senior Note due 2025) (incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on December 20, 2018, SEC File No. 001-04221).
4.5	Second Supplemental Indenture, dated September 29, 2021, to the Indenture, dated December 20, 2018, between Helmerich & Payne, Inc. and Wells Fargo Bank, National Association, as trustee (including the form of 2.900% Senior Note due 2031) (incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on September 29, 2021, SEC File No. 001-04221).
4.6	Registration Rights Agreement, dated September 29, 2021, among Helmerich & Payne, Inc. and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 of the Company’s Form 8-K filed on September 29, 2021, SEC File No. 001-04221)
5.1**	Opinion of Gibson, Dunn and Crutcher, LLP.
10.1	Credit Agreement, dated November 13, 2018, among Helmerich & Payne, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, SEC File No. 001-04221).
10.2	Amendment No. 1 to Credit Agreement, dated November 13, 2019, among Helmerich & Payne, Inc., the lenders party thereto and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, SEC File No. 001-04221).

Exhibit Number	Description

10.3	Amendment No. 2 to Credit Agreement, dated March 8, 2022 among Helmerich & Payne, Inc., the lenders party thereto and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, SEC File No. 001-04221).
10.4	Form of Change of Control Agreement applicable to executive officers and certain other employees of Helmerich & Payne, Inc., adopted September 9, 2020 (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed on September 14, 2020, SEC File No. 001-04221).
10.5	Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to Appendix “A” of the Company’s Proxy Statement on Schedule 14A filed on January 26, 2011, SEC File No. 001-04221).
10.6	Form of Agreements for the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan applicable to certain executives: (i) Nonqualified Stock Option Agreement and (ii) Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 14, 2012, SEC File No. 001-04221).
10.7	Form of Agreements for the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan applicable to participants other than certain executives: (i) Nonqualified Stock Option Agreement and (ii) Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K filed on March 14, 2012, SEC File No. 001-04221).
10.8	Form of Restricted Stock Award Agreement for the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan applicable to certain executives (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, SEC File No. 001-04221).
10.9	Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (incorporated herein by reference to Appendix “A” of the Company’s Proxy Statement on Schedule 14A filed on January 19, 2016, SEC File No. 001-04221).
10.10	Form of Agreements for the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan applicable to certain executives: (i) Nonqualified Stock Option Agreement and (ii) Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.26 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, SEC File No. 001-04221).
10.11	Form of Agreements for the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan applicable to participants other than certain executives: (i) Nonqualified Stock Option Agreement and (ii) Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.27 of the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2016, SEC File No. 001-04221).
10.12	Form of Agreements for the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan applicable to Directors: (i) Nonqualified Stock Option Agreement and (ii) Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.28 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, SEC File No. 001-04221).

Exhibit Number	Description

10.13	Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, SEC File No. 001-04221).
10.14	Supplemental Savings Plan for Salaried Employees of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, SEC File No. 001-04221).
10.15	Helmerich & Payne, Inc. Director Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, SEC File No. 001-04221).
10.16	Form of Performance-Vested Restricted Share Unit Award Agreement for the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 18, 2018, SEC File No. 001-04221).
10.17	Helmerich & Payne, Inc. Director Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, SEC File No. 001-04221).
10.18	Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated herein by reference to Appendix "A" of the Company's Proxy Statement on Schedule 14A filed on January 18, 2022, SEC File No. 001-04221).
10.19	Form of Restricted Stock Agreement for the Helmerich & Payne Amended and Restated 2020 Omnibus Incentive Plan applicable to Directors (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, SEC File No. 001-04221).
10.20	Form of Annual Three-Year Performance-Vested Restricted Share Unit Award Agreement for the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, SEC File No. 001-04221).
10.21	Form of Standard Three-Year Performance-Vested Restricted Share Unit Award Agreement for the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, SEC File No. 001-04221).
10.22	Form of Restricted Stock Award Agreement applicable to employees for the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, SEC File No. 001-04221).
21	List of Subsidiaries of the Company (incorporated herein by reference to Exhibit 21 of the Company’s Form 10-K filed on November 18, 2021, SEC File No. 001-04221)
23.1*	Consent of Ernst & Young LLP.
23.2**	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included as part of the signature page to the registration statement).
25.1**	Form T-1 of Eligibility under the Trust Indenture Act of 1939 of the Trustee.

Exhibit Number	Description

99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Clients.
99.4**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.
107*	Filing Fee Table

*	Filed herewith.

**	Previously filed.

Item 22. Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)            The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)            The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Helmerich & Payne, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 29, 2022.

HELMERICH & PAYNE, INC. (Registrant)

By:	*
	Name:	John W. Lindsay
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* ____________________________ John W. Lindsay	Director, President and Chief Executive Officer (Principal Executive Officer)	April 29, 2022

* ____________________________ Mark W. Smith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 29, 2022

* ____________________________ Sara M. Momper	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 29, 2022

* ____________________________ Hans Helmerich	Director and Chairman of the Board	April 29, 2022

* ____________________________ Delaney Bellinger	Director	April 29, 2022

* ____________________________ Belgacem Chariag	Director	April 29, 2022

* ____________________________ Kevin G. Cramton	Director	April 29, 2022

* ____________________________ Randy A. Foutch	Director	April 29, 2022

* ____________________________ José R. Mas	Director	April 29, 2022

* ____________________________ Thomas A. Petrie	Director	April 29, 2022

* ____________________________ Donald F. Robillard, Jr.	Director	April 29, 2022

* ____________________________ Edward B. Rust, Jr.	Director	April 29, 2022

* ____________________________ Mary M. VanDeWeghe	Director	April 29, 2022

* ____________________________ John D. Zeglis	Director	April 29, 2022

*	By:	/s/ Debra R. Stockton
Name: Debra R. Stockton
Title: Attorney-in-Fact